Exhibit 16

June 24, 2002

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years.  Those individuals are no longer with Arthur Andersen LLP.  We have read Item 4 included in the Form 8-K/A dated June 24, 2002 of Versant Corporation, filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein and that refer to our firm.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

cc:   Mr. Lee McGrath

Vice President, Finance and Administration,

Chief Financial Officer, Treasurer and Secretary

Versant Corporation

June 24, 2002

Mr. Lee McGrath

Vice President, Finance and Administration

Chief Financial Officer, Treasurer and Secretary

Versant Corporation

6539 Dumbarton Circle

Fremont, CA 94555

Dear Mr. McGrath:

This is to confirm that the client-auditor relationship between Versant Corporation (Commission File Number 000-28540) and Arthur Andersen LLP has ceased.

Very truly yours,

/s/ Arthur Andersen LLP
Arthur Andersen LLP

cc:   Chief Accountant

Securities and Exchange Commission